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                                                                    Exhibit 21.1

                                                               Jurisdiction
Subsidiaries of Freedom Chemical Company                     of Incorporation
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Hilton Davis Chemical Co.                                        Delaware

Freedom Chemical Diamalt GmbH                                    Germany
   Diamalt Pharmorganica PM Limited                              India
   Diamalt S.r.l.                                                Italy
   Indiamalt Private Limited                                     India

Freedom Textile Chemicals Co.                                    Delaware
   A-Chem (U.K.) Limited                                         England
   FCC Acquisition Corp.                                         Delaware
   Freedom Textile Chemical Company (South                       Delaware
     Carolina), Inc.

Kalama Chemical, Inc.                                            Washington
   Kalama Foreign Sales Corporation                              Guam
   Kalama Specialty Chemicals, Inc.                              Washington

Freedom Europe B.V.                                              Netherlands
   Societe Francaise des Colloides S.A.                          France